Power of Attorney

Know all by these presents, that the undersigned (the "Reporting Person"), in connection with the Reporting Person's beneficial ownership of Sigma-Aldrich Corporation (the "Company") securities, hereby constitutes and appoints each of Barbara Branchfield, Jesica Betts, Koby Kreinbring or Elizabeth Papagianis, or any of them signing singly and with full power of substitution, to act as the Reporting Person's true and lawful attorney-in-fact to:

 execute for and on behalf of the Reporting Person Forms 3, 4, 5, and 144 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder;
 do and perform and all acts for and on behalf of the Reporting Person which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
 take any other action of any type whatsoever in connection with the foregoing, which in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the Reporting Person, it being understood that the documents executed by such attorney-in-fact on behalf of the Report Person pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney in fact's discretion.

The Reporting Person hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Reporting Person might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The Reporting Person acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Reporting Person, are not assuming, nor is the Company assuming, any of the Reporting Persons responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the Reporting Person is no longer required to file Forms 3, 4 and 5 with respect to the Reporting Person's holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the Reporting Person in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the Reporting Person has caused this Power of Attorney to be executed as of this 9th day of November, 2012.

/s/ Gilles Cottier
Signature

Reporting Person:  Gilles Cottier